UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2024

Bowman Consulting Group Ltd.

(Exact name of registrant as specified in its charter)

Delaware	001-40371	54-1762351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12355 Sunrise Valley Drive, Suite 520

Reston, Virginia 20191

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (703) 464-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	BWMN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 8, 2024, the Board of Directors (the “Board”) of Bowman Consulting Group Ltd. (“Bowman” or the “Company”) approved the appointment of new officers and the renewal of an employment agreement with Bruce Labovitz, Executive Vice President and Chief Financial Officer of the Company.

Effective as July 1, 2024, Mr. Michael Bruen will become President of the Company, succeeding Gary Bowman who remains Chair and Chief Executive Officer of the Company. Mr. Bruen, who previously served as Executive Vice President and Chief Operating Officer, is also a Director of the Company. There were no changes to any compensatory arrangements in connection with these management changes. The Board appointed Mr. Daniel Swayze to succeed Mr. Bruen and serve as Executive Vice President and Chief Operating Officer. Mr. Swayze, age 54, joined Bowman in 2022 as Executive Vice President of Energy Services and has served as Executive Vice President and Divisional Manager of the Company’s transportation, MEP, and renewables practices since January 2024. Prior to joining the Company, Mr. Swayze was chief operating officer at Onyx Renewable Partners L.P., a national renewable energy developer and financier established by Blackstone in 2014. In this position, he led the engineering, procurement, construction and asset management divisions of the New York City-based company. Mr. Swayze’s annual compensation includes (i) a base salary of $457,184 (ii) an annual targeted bonus opportunity equal to as much as 60% of his annual base salary payable 60% in cash and 40% in stock, the stock portion of which vests over a three-year period, and (iii) an auto allowance of $1,000 monthly.

Upon the recommendation of the Compensation Committee, the Board also approved a renewal employment agreement with Bruce Labovitz effective July 1, 2024 (the “New Employment Agreement”). Mr. Labovitz’s existing employment agreement was set to end on December 31, 2024 with one-year renewals thereafter. The New Employment Agreement provides for Mr. Labovitz’s continued employment as Executive Vice President and Chief Financial Officer of the Company with an initial term expiring on June 30, 2028 (the “Initial Term”). It will automatically renew for one-year periods beginning July 1, 2028, unless either the Company or Mr. Labovitz deliver a written notice of non-renewal to the other party at least ninety-days (90) prior to the renewal term.

Pursuant to the New Employment Agreement, Mr. Labovitz will receive an annual base salary of not less than $500,000 and, consistent with the current employment agreement, an annual targeted bonus opportunity equal to not less than 50% of his annual base salary. In addition, as of the date of the New Employment Agreement and in lieu of participating in any other long-term incentive plans available to executives during the Initial Term, Mr. Labovitz received the following equity awards under the Company’s 2021 Omnibus Equity Incentive Plan: (i) an award of 150,000 shares of time-based restricted stock which cliff vests in four years, and (ii) an award of 100,000 performance-based restricted stock units that may be earned by Mr. Labovitz if the Company achieves the maximum level of performance (75th percentile or higher) on total stockholder return compared against a peer group over the Initial Term. Mr. Labovitz is eligible, after the Initial Term and subject to his continued employment by the Company, to participate in long-term incentive programs that are made available in the future to similarly situated executives of the Company.

Except as set forth below, the New Employment Agreement includes provisions substantially similar to those in the current employment agreement relating to general role and responsibilities, severance payments and entitlements payable upon the Company’s involuntary termination of Mr. Labovitz’s employment for any reason other than “cause” (as defined in the New Employment Agreement), or Mr. Labovitz’s termination for “good reason” (as defined in the New Employment Agreement), and payments and entitlements payable upon Mr. Labovitz’s death or disability. Pursuant to the New Employment Agreement, if Mr. Labovitz terminates his employment (i) during the period July 1, 2026 through June 30, 2028 without good reason and with 180 days prior written notice, he would be entitled to payments of base salary, health and fringe and other benefits, and accelerated vesting of 50,000 shares of the time-based restricted stock granted on July 1, 2024 or (ii) as a result of a “change in control” but without “good reason” and with 180 days prior written notice, he would be entitled to payments of two times his base salary, health and fringe and other benefits, and accelerated vesting of all equity awards.

Consistent with the current employment agreement, the New Employment Agreement contains certain covenants by Mr. Labovitz, including a noncompetition agreement that restricts Mr. Labovitz’s ability to engage in competitive activities described in the New Employment Agreement until six (6) months after a termination of his employment with the Company.

The description above is qualified in its entirety by reference to the New Employment Agreement, which is attached as Exhibit 10.1 hereto and incorporated into this Item 5.02 by reference.

Item 7.01	Regulation FD Disclosure

A copy of the Company’s July 9, 2024 press release announcing the promotion of Michael Bruen to President, the promotion of Daniel Swayze to Executive Vice President, Chief Operating Officer and the renewal of the Company’s employment agreement with Bruce Labovitz, Executive Vice President, Chief Financial Officer is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated July 8, 2024, between Bowman Consulting Group Ltd. and Bruce Labovitz. †

99.1	Bowman Consulting Group press release, dated as of July 9, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	This exhibit is a management contract or a compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWMAN CONSULTING GROUP LTD.

Date: July 10, 2024	By:	/s/ Bruce Labovitz
Bruce Labovitz
Chief Financial Officer